Press Release

UGI Reports Record Second Quarter Results
Increases Fiscal Year 2018 Guidance Range
MAY 2, 2018

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) reported financial results for the fiscal quarter ended March 31, 2018.
HIGHLIGHTS

•	GAAP EPS of $1.57 and adjusted EPS of $1.69 per diluted share compared to GAAP EPS of $1.24 and adjusted EPS of $1.31 per diluted share in the prior year

•	Weather colder than the prior year in all service territories

•	Increased adjusted EPS guidance to a range of $2.70 to $2.80 per diluted share for the fiscal year ending September 30, 2018
"This was a strong quarter for UGI and a strong first half of the fiscal year," said John L. Walsh, president and chief executive officer of UGI Corporation. "The business experienced weather that was relatively normal in all service territories, and colder than the prior year. Excluding the benefit of tax reform, first half adjusted EPS was more than 50% higher than 2013, the last time the company experienced comparable weather. When the benefits of tax reform are included, our adjusted EPS growth over that period was almost 70%. This growth has been delivered through the highly disciplined allocation of capital into accretive projects across all of our businesses and a resolute focus on operational efficiency. We are pleased with this performance but even more excited for the future of the company as we see many opportunities for growth."
Based on the results of the first half of the fiscal year and including the impact of tax reform (other than one-time benefits), UGI is updating its adjusted EPS guidance range from a range of $2.45 to $2.65 to a range of $2.70 to $2.80 per diluted share for the fiscal year ending September 30, 2018.1

KEY DRIVERS OF SECOND QUARTER RESULTS

•	AmeriGas: Retail volume up 9.9% on weather that was 14.2% colder than the prior year; Cylinder Exchange and National Accounts volumes both up more than 15%

•	UGI International: Volume up 9.9% on weather that was 6.3% colder than the prior year and contributions from the UniverGas and DVEP acquisitions

•	Midstream & Marketing: Weather 14.3% colder than prior year; margin growth from Sunbury pipeline, peaking demand and electric generation, as well as newly acquired Texas Creek gathering assets

•	UGI Utilities: Core market throughput up 15.1% on weather that was 10.8% colder than prior year; added ~4,800 residential and commercial heating customers

•	Tax Reform: The combined impact of tax reform legislation in the United States and France was a net benefit to adjusted EPS of $0.19 per diluted share in the quarter

CONTACT INVESTOR RELATIONS

Will Ruthrauff 610-456-6571	Brendan Heck 610-456-6608	Shelly Oates 610-992-3202
1 See Note on Guidance and Use of Forward-Looking Statements on page 2

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss second quarter earnings and other current activities at 9:00 AM ET on Thursday, May 3, 2018. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on May 3rd through 11:59 PM ET on May 10th. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 9597719.

ABOUT UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing primarily in the Mid-Atlantic region as well as parts of Europe. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE: APU), the nation's largest retail propane distributor.
Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted diluted earnings per share," which is derived from "adjusted net income attributable to UGI Corporation," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI Corporation is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions (principally comprising changes in unrealized gains and losses on such derivative instruments), losses associated with extinguishments of debt, Finagaz integration expenses, and the impact on net deferred tax liabilities from a change in the French tax rate and U.S. tax reform legislation. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.
Tables beginning on page 6 reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.
NOTE ON GUIDANCE and USE OF FORWARD-LOOKING STATEMENTS
Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, Finagaz integration expenses and impacts from tax reform in the U.S. and France, we cannot reconcile 2018 adjusted earnings per share guidance, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, continued analysis of recent tax legislation, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

SEGMENT RESULTS ($ millions, except where otherwise indicated)
AmeriGas Propane1

For the fiscal quarter ended March 31,	2018	2017	Increase (Decrease)
Revenues	$1,040.3	$863.6	$176.7	20.5%
Total margin (a)	$556.6	$507.8	$48.8	9.6%
Partnership operating and administrative expenses	$251.5	$240.0	$11.5	4.8%
Operating income	$266.6	$227.3	$39.3	17.3%
Partnership Adjusted EBITDA	$309.5	$271.2	$38.3	14.1%
Retail gallons sold (millions)	398.5	362.7	35.8	9.9%
Heating degree days - % (warmer) than normal (b)	(0.5)%	(12.9)%
Capital expenditures	$23.6	$27.2	$(3.6)	(13.2)%

•	Retail gallons sold were 9.9% higher and temperatures were 14.2% colder than the prior-year period.

•	Total margin increased primarily reflecting the higher volume and slightly higher retail unit margin.

•	Partnership operating and administrative expenses increased primarily reflecting higher compensation and vehicle expenses.

•	Partnership Adjusted EBITDA increased principally reflecting the higher total margin, partially offset by the higher operating expenses.

1 UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P.

UGI International

For the fiscal quarter ended March 31,	2018	2017	Increase
Revenues	$909.6	$620.7	$288.9	46.5%
Total margin (a)	$368.5	$307.6	$60.9	19.8%
Operating and administrative expenses	$199.5	$159.6	$39.9	25.0%
Operating income	$131.8	$121.0	$10.8	8.9%
Income before income taxes	$117.5	$116.2	$1.3	1.1%
Finagaz integration expenses	$11.3	$6.7	$4.6	68.7%
Adjusted income before income taxes	$128.8	$122.9	$5.9	4.8%
LPG retail gallons sold (millions)	278.1	253.1	25.0	9.9%
Heating degree days - % colder (warmer) than normal (b)	2.2%	(3.9)%
Capital expenditures	$26.1	$21.5	$4.6	21.4%
Base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. During the second quarter, the euro and British pound sterling were approximately 15% and 11% stronger, respectively, versus the U.S. dollar, compared with the prior-year period. The effects of the stronger currencies did not materially impact UGI International net income due to gains and losses on foreign currency exchange contracts.

•
Retail volume increased due to incremental volumes from the UniverGas acquisition that closed in October 2017, as well as higher volume at the legacy businesses primarily reflecting weather that was 6.3% colder than the prior-year period.

•
Total margin increased reflecting the translation effects of the stronger euro and British pound sterling, incremental margin from the UniverGas and DVEP acquisitions, and slightly higher retail volume at the legacy businesses.

•	Operating expenses increased principally due to the effects of currency translation as well as incremental expenses associated with the DVEP and UniverGas acquisitions.

•	Operating income increased primarily reflecting the higher total margin partially offset by higher operating and administrative costs and depreciation and amortization expense.

•
Adjusted income before income taxes was higher reflecting higher operating income adjusted for the effects of higher Finagaz integration expenses, partially offset by losses on foreign currency exchange contracts.

SEGMENT RESULTS ($ millions, except where otherwise indicated)

Midstream & Marketing

For the fiscal quarter ended March 31,	2018	2017	Increase (Decrease)
Revenues	$565.2	$423.7	$141.5	33.4%
Total margin (a)	$146.6	$113.9	$32.7	28.7%
Operating and administrative expenses	$28.4	$24.0	$4.4	18.3%
Operating income	$107.5	$82.1	$25.4	30.9%
Income before income taxes	$107.6	$83.8	$23.8	28.4%
Heating degree days - % (warmer) than normal (b)	(1.9)%	(14.2)%
Capital expenditures	$4.3	$20.8	$(16.5)	(79.3)%

•	Temperatures across Midstream & Marketing's service territory were 1.9% warmer than normal and 14.3% colder than the prior year.

•
Total margin increased reflecting higher margin from midstream assets, primarily the result of higher capacity management, peaking, and natural gas gathering margin, as well as higher electric generation margin.

•	Operating expenses increased principally reflecting higher wage and benefit expenses and higher expenses associated with greater peaking, LNG, and natural gas gathering activities.

•
Operating income and income before taxes increased primarily reflecting the higher total margin, partially offset by higher operating and administrative expenses, higher depreciation expense, and a decrease in other income due to the absence of AFUDC income related to the Sunbury pipeline.

•	Capital expenditures in the prior year include construction costs associated with the Sunbury pipeline.

UGI Utilities

For the fiscal quarter ended March 31,	2018	2017	Increase (Decrease)
Revenues	$483.3	$360.0	$123.3	34.3%
Total margin (a)	$224.6	$194.2	$30.4	15.7%
Operating and administrative expenses	$69.4	$61.3	$8.1	13.2%
Operating income	$135.1	$116.4	$18.7	16.1%
Income before income taxes	$124.0	$106.1	$17.9	16.9%
Gas Utility system throughput - billions of cubic feet
Core market	38.9	33.8	5.1	15.1%
Total	87.3	81.8	5.5	6.7%
Gas Utility heating degree days - % (warmer) than normal (b)	(2.2)%	(11.7)%
Capital expenditures	$55.1	$56.5	$(1.4)	(2.5)%

•	Gas Utility service territory experienced temperatures that were approximately 2.2% warmer than normal and 10.8% colder than the prior year.

•	Core market volumes increased due to colder weather and customer growth.

•	Total margin increased primarily reflecting higher core market throughput, higher large-firm delivery service margin, an increase in PNG base rates, and higher electric utility distribution volume.

•	Operating and administrative expenses increased principally due to higher uncollectible accounts and higher compensation and benefits expenses.

•	Operating income and income before income taxes increased reflecting the higher total margin, partially offset by the higher operating and administrative expenses and increased depreciation expenses.

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is reduced by revenue-related taxes.

(b)
Average temperatures based upon heating degree days for all of our business segments presented are now based upon recent 15-year periods as we believe more recent temperatures are a better indication of normal weather. Prior period weather statistics have been restated for AmeriGas Propane, Midstream & Marketing, and UGI International, as appropriate, to conform to these new periods.

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017	2018	2017
Revenues:
AmeriGas Propane	$1,040.3	$863.6	$1,827.6	$1,540.8	$2,740.3	$2,381.0
UGI International	909.6	620.7	1,693.8	1,159.8	2,411.5	1,871.7
Midstream & Marketing	565.2	423.7	893.2	693.5	1,320.9	1,034.4
UGI Utilities	483.3	360.0	806.4	621.4	1,072.6	869.9
Corporate & Other (a)	(186.4)	(94.2)	(283.8)	(162.2)	(340.7)	(196.7)
Total revenues	$2,812.0	$2,173.8	$4,937.2	$3,853.3	$7,204.6	$5,960.3
Operating income (loss):
AmeriGas Propane	$266.6	$227.3	$414.5	$369.2	$400.6	$345.5
UGI International	131.8	121.0	224.9	209.9	210.7	219.9
Midstream & Marketing	107.5	82.1	159.8	131.8	167.2	157.8
UGI Utilities	135.1	116.4	231.4	198.6	261.1	236.7
Corporate & Other (a)	(51.5)	(33.6)	(49.3)	69.9	(33.5)	86.6
Total operating income	589.5	513.2	981.3	979.4	1,006.1	1,046.5
Income from equity investees	0.7	2.3	1.7	2.1	3.9	2.0
Loss on extinguishments of debt	—	(22.1)	—	(55.3)	(4.4)	(104.2)
(Losses) gains on foreign currency contracts, net	(11.0)	(1.2)	(15.8)	0.1	(39.8)	0.1
Interest expense:
AmeriGas Propane	(41.0)	(40.0)	(81.6)	(80.0)	(161.8)	(162.3)
UGI International	(5.2)	(4.8)	(10.8)	(9.6)	(21.8)	(21.0)
Midstream & Marketing	(0.7)	(0.7)	(1.6)	(1.3)	(2.4)	(2.1)
UGI Utilities	(11.1)	(10.3)	(22.0)	(20.3)	(41.9)	(39.1)
Corporate & Other, net (a)	(0.1)	—	(0.3)	—	(0.7)	(0.4)
Total interest expense	(58.1)	(55.8)	(116.3)	(111.2)	(228.6)	(224.9)
Income before income taxes	521.1	436.4	850.9	815.1	737.2	719.5
Income tax (expense) benefit (b)	(113.4)	(124.6)	(9.0)	(212.4)	25.8	(203.9)
Net income including noncontrolling interests	407.7	311.8	841.9	602.7	763.0	515.6
Deduct net income attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	(131.7)	(91.9)	(200.0)	(152.1)	(135.1)	(48.1)
Net income attributable to UGI Corporation (b)	$276.0	$219.9	$641.9	$450.6	$627.9	$467.5
Earnings per share attributable to UGI shareholders:
Basic	$1.59	$1.27	$3.70	$2.60	$3.62	$2.69
Diluted	$1.57	$1.24	$3.63	$2.55	$3.55	$2.64
Weighted Average common shares outstanding (thousands):
Basic	173,570	173,624	173,617	173,567	173,684	173,568
Diluted	176,350	177,136	176,646	176,976	176,938	177,135
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$49.8	$32.0	$191.4	$48.6	$187.4	$33.9
UGI International	77.4	79.3	138.5	167.6	129.5	166.1
Midstream & Marketing	76.6	50.2	188.6	80.1	195.4	96.8
UGI Utilities	89.2	65.1	157.5	109.4	164.1	120.2
Corporate & Other (a)	(17.0)	(6.7)	(34.1)	44.9	(48.5)	50.5
Total net income attributable to UGI Corporation	$276.0	$219.9	$641.9	$450.6	$627.9	$467.5

(a)
Corporate & Other includes, among other things, net gains and (losses) on commodity and certain foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.

(b)
Net income attributable to UGI Corporation for the three, six and twelve months ended March 31, 2018 includes income from adjustments to tax-related amounts resulting from the Tax Cuts and Jobs Act ("TCJA") enacted on December 22, 2017 of $5.3 million, $171.3 million and $171.3 million, respectively, and income (losses) from adjustments to net deferred income tax liabilities in France as a result of tax legislation in France approved December 21, 2017 of $(3.7) million, $13.6 million and $15.2 million, respectively. Net income attributable to UGI Corporation for the six and twelve months ended March 31, 2017 includes the beneficial impact of a $27.4 million adjustment to net deferred income tax liabilities associated with a change in the French tax rate and an income tax settlement refund of $6.7 million, plus interest, in France.

REPORT OF EARNINGS
Millions of dollars, except per share
(Unaudited)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to previously:

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017	2018	2017
Adjusted net income attributable to UGI Corporation:
Net income attributable to UGI Corporation	$276.0	$219.9	$641.9	$450.6	$627.9	$467.5
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $(8.1), $1.5, $(6.0), $34.8, $(8.9), and $33.9, respectively) (1)(2)	15.7	3.1	11.1	(49.1)	9.0	(53.0)
Unrealized losses on foreign currency derivative instruments (net of tax of $(0.7), $(0.5), $(0.7), $0.1, $(10.7), and $0.1, respectively) (2)	1.3	0.8	1.4	—	15.3	—
Loss on extinguishments of debt (net of tax of $0.0, $(2.3), $0.0, $(5.7), $(0.4), and $(10.8), respectively) (2)	—	3.6	—	8.9	0.7	16.8
Integration expenses associated with Finagaz (net of tax of $(4.5), $(2.3), $(5.2), $(5.1), $(13.8), and $(11.5), respectively) (2)	6.8	4.4	8.0	9.7	24.5	20.2
Impact from change in French tax rates	3.7	—	(13.6)	(27.4)	(15.2)	(27.4)
Impact from TCJA	(5.3)	—	(171.3)	—	(171.3)	—
Adjusted net income attributable to UGI Corporation	$298.2	$231.8	$477.5	$392.7	$490.9	$424.1

Adjusted diluted earnings per share:
UGI Corporation earnings per share — diluted	$1.57	$1.24	$3.63	$2.55	$3.55	$2.64
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (1)	0.08	0.02	0.06	(0.28)	0.05	(0.30)
Unrealized losses on foreign currency derivative instruments (1)	0.01	0.01	0.01	—	0.09	—
Loss on extinguishments of debt	—	0.02	—	0.05	—	0.09
Integration expenses associated with Finagaz	0.04	0.02	0.05	0.05	0.14	0.11
Impact from change in French tax rates	0.02	—	(0.08)	(0.15)	(0.09)	(0.15)
Impact from TCJA	(0.03)	—	(0.97)	—	(0.97)	—
Adjusted diluted earnings per share	$1.69	$1.31	$2.70	$2.22	$2.77	$2.39
(1)    Includes the impact of rounding.

(2)	Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

Three Months Ended March 31, 2018	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income attributable to UGI Corporation (millions):
Net income (loss) attributable to UGI Corporation	$276.0	$49.8	$77.4	$76.6	$89.2	$(17.0)
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $(8.1)) (a)	15.7	—	—	—	—	15.7
Unrealized losses on foreign currency derivative instruments (net of tax of $(0.7)) (a)	1.3	—	—	—	—	1.3
Integration expenses associated with Finagaz (net of tax of $(4.5)) (a)	6.8	—	6.8	—	—	—
Impact of French Finance Bill	3.7	—	3.7	—	—	—
Impact from TCJA	(5.3)	—	(0.2)	—	—	(5.1)
Adjusted net income (loss) attributable to UGI Corporation	$298.2	$49.8	$87.7	$76.6	$89.2	$(5.1)

Adjusted diluted earnings per share:
UGI Corporation earnings (loss) per share — diluted	$1.57	$0.28	$0.44	$0.43	$0.51	$(0.09)
Net losses on commodity derivative instruments not associated with current-period transactions (b)	0.08	—	—	—	—	0.08
Unrealized losses on foreign currency derivative instruments	0.01	—	—	—	—	0.01
Integration expenses associated with Finagaz	0.04	—	0.04	—	—	—
Impact of French Finance Bill	0.02	—	0.02	—	—	—
Impact from TCJA	(0.03)	—	—	—	—	(0.03)
Adjusted diluted earnings (loss) per share	$1.69	$0.28	$0.50	$0.43	$0.51	$(0.03)

Three Months Ended March 31, 2017	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income attributable to UGI Corporation (millions):
Net income (loss) attributable to UGI Corporation	$219.9	$32.0	$79.3	$50.2	$65.1	$(6.7)
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $1.5) (a)	3.1	—	—	—	—	3.1
Unrealized losses on foreign currency derivative instruments (net of tax of $(0.5)) (a)	0.8	—	—	—	—	0.8
Loss on extinguishment of debt (net of tax of $(2.3)) (a)	3.6	3.6	—	—	—	—
Integration expenses associated with Finagaz (net of tax of $(2.3)) (a)	4.4	—	4.4	—	—	—
Adjusted net income (loss) attributable to UGI Corporation	$231.8	$35.6	$83.7	$50.2	$65.1	$(2.8)

Adjusted diluted earnings per share:
UGI Corporation earnings (loss) per share - diluted	$1.24	$0.18	$0.45	$0.28	$0.37	$(0.04)
Net losses on commodity derivative instruments not associated with current-period transactions	0.02	—	—	—	—	0.02
Unrealized losses on foreign currency derivative instruments (b)	0.01	—	—	—	—	0.01
Loss on extinguishment of debt	0.02	0.02	—	—	—	—
Integration expenses associated with Finagaz	0.02	—	0.02	—	—	—
Adjusted diluted earnings (loss) per share	$1.31	$0.20	$0.47	$0.28	$0.37	$(0.01)